UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 6, 2015

Date of Report (Date of earliest event reported)

TRITON EMISSION SOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 San Francisco St., Suite 201 San Juan, Puerto Rico		00901
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02

DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 6, 2015, Triton Emission Solutions Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Anders Aasen, pursuant to which Mr. Aasen has agreed to join the Company as its Chief Executive Officer, to be effective March 23, 2015 (the “Effective Date”).

Under the terms of the Employment Agreement, on the Effective Date, Mr. Aasen will be appointed as the Company’s Chief Executive Officer. It is also expected that Mr. Aasen will be appointed to the Company’s Board of Directors on the Effective Date. Mr. Aasen will succeed Rasmus Norling as the Company’s CEO.  Mr. Norling has served as the Company's CEO intermittently since February 2013, and will continue to serve as the Company’s President and Chief Technical Officer and as a member of the Board of Directors of the Company.

Beginning on the Effective Date, Mr. Aasen will be paid an annual base salary of $270,000 per year. In addition to the base salary, Mr. Aasen will, on the Effective Date, be awarded options to purchase up to 3,000,000 restricted shares of the Company’s common stock (the “Options”) out of the Company’s 2014 Stock Option Plan (the “Plan”). The Options shall be exercisable at $0.50 per share subject to the following vesting conditions:

Aggregate Number of Company Options to Vest	Vesting Date	Expiry Date
1,000,000	March 23, 2015	March 23, 2020
500,000	March 23, 2016	March 23, 2021
500,000	March 23, 2017	March 23, 2022
500,000	March 23, 2018	March 23, 2023
500,000	March 23, 2019	March 23, 2024
3,000,000

Mr. Aasen has 25 years of maritime experience, of which 24 years include various positions he held at Royal Caribbean Cruises Ltd. (“RCL”). For the past eight years, Mr. Aasen served as Associate Vice President of Global Marine Technical Services at RCL, where he was responsible for technical services for the entire RCL fleet consisting of six different brands with a total of 43 vessels.  Mr. Aasen successfully led RCL’s technical support department and had assembled and led a team of 32 industry specialists in electrical systems, HVAC, power plant, Azipods, LSA, piping and water production systems, galley systems and recreational water facilities. Additionally, Mr. Aasen was responsible for the RCL’s Maintenance Team (riding crew) consisting of 430 global personnel. Mr. Aasen’s past responsibilities at RCL included everything from on board operations, new build and design, and research and development.

The foregoing description of the Employment Agreement with Mr. Aasen does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement attached as Exhibit 10.1 hereto.  A copy of the Company’s news release regarding the Employment Agreement is attached as Exhibit 99.1 hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Employment Agreement dated March 6, 2015, and effective as of March 23, 2015, between Anders Aasen and Triton Emission Solutions Inc.
99.1	News Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRITON EMISSION SOLUTIONS INC.

Date: March 12, 2015	By: /s/ Rasmus Norling

Name: Rasmus Norling
Title: President

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